Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
United Security Bancshares and Subsidiary

We consent to the incorporation by reference in Registration Statement No. 333-89362 dated May 30, 2002 on Form S-8, in Registration Statement No. 333-10078 dated September 25, 2002 on Form S-8, in Registration Statement No. 333-134125 dated May 12, 2006 on Form S-8, and in Registration Statement No. 333-203397 dated April 14, 2015 of United Security Bancshares and Subsidiary (United Security Bancshares) of our report dated February 28, 2020, with respect to the consolidated balance sheets of United Security Bancshares as of December 31, 2019 and 2018, and the related consolidated statements of income, comprehensive income, shareholders’ equity and cash flows for each of the two years in the period ended December 31, 2019, and the effectiveness of internal control over financial reporting as of December 31, 2019, which is included in this annual report on Form 10-K of United Security Bancshares for the year ended December 31, 2019.

/s/ Moss Adams LLP

Sacramento, California
February 28, 2020